UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2009

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed in the Company’s Current Report on Form 8-K filed on January 8, 2009, as part of a plan to conserve cash and reduce expenses, the Company announced salary reductions or reduced work hours for all Company employees, except employees of the Company’s wedge bonding equipment division, which was expected to implement similar cost reductions over the next several weeks. On January 15, 2009, the Company announced to its employees that the base salary of Gregg Kelly, President of the Company’s wedge bonding equipment division, would be reduced by 15%. Mr. Kelly’s executive staff will receive 10% salary reductions. The remaining employees of the wedge bonding equipment division, except for manufacturing direct labor, will receive 5% salary reductions. Manufacturing direct labor at the Company’s wedge bonding equipment factory in Irvine, California will have their work week reduced from 40 hours to 32 hours. In addition, the Company will stop making cash matching contributions to the wedge bonder equipment employees’ 401K savings plan. These reductions will take effect in February 2009 and the Company anticipates they will continue until business conditions improve.

The Company also gave termination notices to 36 wedge bonding equipment employees on January 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

January 15, 2009	By:	/s/ C. Scott Kulicke
	Name:	C. Scott Kulicke
	Title:	Chief Executive Officer